EXHIBIT 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Lindsay Hatton
Financial Dynamics
(212) 850-5600

FOR IMMEDIATE RELEASE

CONSOLIDATED GRAPHICS TO PRESENT AT SIDOTI INVESTOR CONFERENCE

HOUSTON, TEXAS - January 7, 2004 - Consolidated Graphics, Inc. (NYSE:CGX) today announced that it will be presenting an overview of the company at the First Annual Palm Beach Emerging Growth Institutional Investor Forum sponsored by Sidoti & Company, LLC on January 8-9, 2004.  Joe R. Davis, Chairman and Chief Executive Officer, and G. Christopher Colville, Executive Vice President and Chief Financial Officer, will be conducting the presentation.

Investors who would like more information on the conference should contact Lynn Orenstein of Sidoti and Company, LLC at (212) 453-7031.  A copy of management’s presentation will be available on the Company’s Web site at www.consolidatedgraphics.com.

  Consolidated Graphics, Inc. is the largest sheet-fed and half-web commercial printing company in the United States.  Through its network of printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.  Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXmedia.  Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization.  For more information, visit the Company’s Web site at www.consolidatedgraphics.com.